UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of Earliest Event Reported): December 1, 2006


                        Commission File Number 000-52263


                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)


             Florida                                   03-0586935
   (State or Other Jurisdiction           (I.R.S Employer Identification Number)
of Incorporation or Organization)


                     100 East Linton Boulevard, Suite 106B,
                          Delray Beach , Florida 33483
                    (Address of principal executive offices)


                                  (561)278-7856
              (Registrant's telephone number, including area code)


   Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

     Between October 17, 2006, and December 15, 2006, the registrant issued an aggregate 2,776,857 shares of its common stock in transactions to (i) settle debt obligations, (ii) for cash, (iii) for officer and director compensation and
(iv) for consulting services, as follows:

     The Registrant settled $10,000 in promissory notes by issuing 125,000 shares of its common stock in satisfaction of two notes for $5,000 each.

     The Registrant sold 1,012,500 shares of its common stock to three accredited investors for an aggregate consideration of $81,000 (or $.08 cents per share). The proceeds of these sales were used for working capital.

     The Registrant issued an aggregate 187,500 shares of its common stock in lieu of payment of cash fees due to its five Directors, who are compensated $3,000 per quarter. Each Director received 37,500 shares.

     The Registrant issued 187,500 shares of its common stock to Julio De Leon, its Chief Financial Officer, pursuant to a contract with such officer that provides for compensation of $60,000 per year, payable quarterly in advance. Therefore, the 187,500 shares issued to the Chief Financial Officer were issued in lieu of cash compensation of $15,000 for the three month period ending January 31, 2007.

     The Registrant issued an additional 187,500 shares to Mr. De Leon as bonus compensation for his work on Registrant's various projects.

     The Registrant issued 187,500 shares to Mr. Colm King as bonus compensation for his work on Registrant's various projects.

     The Registrant issued an aggregate 514,750 shares of its common stock to four consultants and issued 115,800 shares to its stock transfer agent in lieu of cash for services.

     The Registrant issued 258,807 shares to investors with anti-dilution rights.

     All 2,776,857 shares issued since October 17, 2006, were valued at $.08 per share, as no established market for the Registrant's common stock has developed.

     No underwriters or broker-dealers were involved in any of the above transactions.

     The above transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and did not involve any public offering, as it was limited to small number of investors. Each share recipient received adequate information about the Registrant and had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in our common stock. Each of these recipients of our common stock advised the Registrant that they were acquiring such shares for investment purposes only and not with a view to, or in connection with, any distribution thereof. Appropriate restrictive legends were imprinted on the share certificates issued to the above persons.

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS:
           APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENT OF
           CERTAIN OFFICERS.

     ELECTION OF CHIEF FINANCIAL OFFICER

     On December 1, 2006, the Registrant's Board of Directors elected Julio De Leon to the office of Chief Financial Officer. Mr De Leon has been a member of the Registrant's Board of Directors since May 1, 2006. The Registrant and Mr. De Leon entered into a one year agreement dated December 1, 2006 (effective November 1, 2006), pursuant to which Mr. De Leon will devote 30% of his time to perform his duties as Chief Financial Officer of the Registrant in exchange for $60,000 in annual compensation. Such compensation is payable quarterly in advance. A copy of the agreement with Mr. De Leon is attached hereto as Exhibit
10.1 and incorporated herein by reference.

     Mr. De Leon is a Certified Public Accountant, Certified Management Accountant and Certified in Financial management. Mr. De Leon is the owner of De Leon & Company P.A., a Certified Public Accounting firm, which he founded in June 2002. Mr. De Leon was Senior Manager of Weinberg & Company, PA., a Certified Public Accounting firm, from June 2001 until June 2002, when he formed De Leon & Company, P.A. Mr. De Leon received a bachelor's degree in business administration from Bernard Baruch College in New York and his Master in Business Administration from the University of Miami. He is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants, the Institute of Management Accountants and the Association of Fraud Examiners.

     ADOPTION OF EMPLOYEE COMPENSATION PLAN

     On December 14, 2006, the Registrant's Board of Directors adopted the Cavit Sciences, Inc. 2006 Employee and Consultant Stock Incentive Plan ("Plan"). The Plan covers up to 2,000,000 shares of common stock, has a 10 year term, covers employees, consultants, officers and directors. The Plan will be administered by the Board of Directors. A copy of the Plan is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

     On December 18, 2006, the Registrant issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                                  Exhibit
-----------                                  -------
   10.1 Agreement between Cavit Sciences, Inc. and Julio De Leon dated December 1, 2006 (effective as of November 1, 2006)
   99.1       Press Release dated December 18, 2006
   99.2 Cavit Sciences, Inc. 2006 Employee and Consultant Stock Incentive Plan adopted December 14, 2006

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Date: December 18, 2006                CAVIT SCIENCES, INC.


                                       By: /s/ Colm J. King
                                          --------------------------------------

                                           Colm J. King
                                           President and Chief Executive Officer

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